NORTH CAROLINA

CATAWBA COUNTY                                              EXTENSION AGREEMENT


     THIS AGREEMENT, made and entered into this the 29th day of August, 1997, by and between HERTH MANAGEMENT, INC. , a North Carolina corporation, hereinafter referred to as "HERTH"; and WSMP, INC., a North Carolina corporation, hereinafter referred to as "WSMP";

                              W I T N E S S E T H:

     WHEREAS, HERTH and WSMP have entered into a Management Services Agreement, dated as of June 23, 1995 (hereinafter, the "Agreement"), whereby HERTH provides management services to WSMP for a term expiring March 31, 1999; and

     WHEREAS, WSMP considers HERTH to have served WSMP well under the terms of the Agreement, and considers the continuity of management to be essential to protecting and enhancing the best interests of WSMP and its shareholders; and

     WHEREAS, WSMP wishes to insure itself the continuing services of HERTH in the short-term future, and protect this ongoing relationship for the benefit of WSMP's shareholders; and

     WHEREAS, WSMP considers it to be in the best interest of its shareholders to encourage the continued management of WSMP by HERTH under the terms and conditions of the Agreement for an additional period of three years; and

     WHEREAS, HERTH is willing to extend the terms of the Agreement without any further changes or amendment to the Agreement;

     NOW, THEREFORE, in consideration of the premises, the parties hereto are agreed as follows:

     1. EXTENSION OF TERM. The term of the Agreement is hereby extended for a period of three years to expire on March 31, 2002.
     2. RESTATEMENT. As amended as hereinbefore set forth, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have cause these presents to be executed, this the day and year first above written.

                         WSMP, INC.

                         BY: DAVID R. CLARK
                             --------------------------
                              President

ATTEST:

MATTHEW V. HOLLIFIELD
-----------------------
Asst. Secretary
(corporate seal)

                         HERTH MANAGEMENT, INC.

                         BY: JAMES C. RICHARDSON, JR.
                             --------------------------
                              President

ATTEST:

JAMES M. TEMPLETON
-----------------------
Secretary
(corporate seal)




STATE OF NORTH CAROLINA
COUNTY OF CATAWBA

     I, Jearldine B. McNiel, Notary Public for said County and State, certify
        -------------------
that Matthew V. Hollifield personally appeared before me this day and
     ---------------------
acknowledged that he is Asst. Secretary of WSMP, Inc., a North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by David R. Clark, its
                                                   --------------
President, sealed with its corporate seal and attested by him as its Asst. Secretary.

     Witness my hand and seal, this the 29th day of August, 1997.
                                        ----        ------

                                        JEARLDINE B. MCNIEL
                                      -----------------------
                                          NOTARY PUBLIC


My Commission Expires: Oct. 9, 2001
                      --------------




STATE OF NORTH CAROLINA
COUNTY OF CATAWBA

     I, Jearldine B. McNiel, Notary Public for said County and State, certify
        -------------------
that James M. Templeton personally appeared before me this day and
     ------------------
acknowledged that he is Secretary of HERTH MANAGEMENT, INC., a North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by James C. Richardson, Jr.,
                                                   ------------------------
its President, sealed with its corporate seal and attested by him as its Secretary.

     Witness my hand and seal, this the 29th day of August, 1997.
                                        ----        ------


                                        JEARLDINE B. MCNIEL
                                      -----------------------
                                          NOTARY PUBLIC


My Commission Expires: Oct. 9, 2001
                      --------------